CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-QSB of Orgral Technologies Corp. for the quarter ending August 31, 2007, I, Helen Heit, Chief Executive Officer and Chief Financial Officer of Orgral Technologies Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ending August 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the quarter ending August 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Orgral Technologies Corp.

Dated: October 12, 2007

Orgral Technologies Corp.

By:  /s/ Helen Heit
       Helen Heit
       Chief Executive Officer and
       Chief Financial Officer